POWER OF ATTORNEY
I, Clark David Bersaglini, appoint
Michelle R. Keating
and
Laura Timm, signing singly, attorney-in-fact to:
(1)Execute on my behalf and in my capacity as
an officer of Kennametal Inc.,
a Pennsylvania corporation (the Company),
Forms 3, 4 and 5 (the Form or Forms)
in accordance with Section 16(a)
of the Securities
Exchange Act of 1934 (the Act)
and the
rules thereunder; and
(2)Perform any and all acts on my behalf
which
may be necessary or
desirable to complete and execute any
Form
and timely file such
Form with the United States Securities
and Exchange Commission
and any stock exchange or similar
authority; and
(3)Take any other action in connection
with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to,
in the best interest of, or
legally required by me, it being
understood that
the documents executed by such
attorney-in-fact on my behalf pursuant to
this Power of Attorney shall be
in such form and shall contain such terms
and conditions as such attorney-in-fact
may approve in his or her discretion.
I grant to each such attorney-in-fact full
power and authority to do and perform
any act necessary or proper to be done
in the exercise of any of the rights
and powers herein granted, as fully to all
intents and purposes as I might or
could do if personally present.
I ratify and confirm all that
such attorney-in-fact shall lawfully
do by the rights and powers
granted by this Power of
Attorney.
Each attorney-in-fact
shall have full power of
substitution or revocation.
I acknowledge that the attorneys-in-fact,
in serving in such capacity at my request,
are not assuming nor is the Company assuming,
any of my responsibilities to comply
with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall
remain in full force and effect
until I am no longer
required to file the Forms
with respect to my holdings
of and transactions
in securities issued by
the Company, unless I earlier
revoke it in a signed
writing delivered to the
Office of the Secretary of
the Company for distribution
to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be
executed as of this 26th day
of August, 2024.
/s/ Clark David Bersaglini